Exhibit 99.1

Benihana Inc. Names David Flanery Chief Financial Officer

MIAMI, August 15, 2011 -- Benihana Inc. (NASDAQ: BNHN; BNHNA), operator of the nation's largest chain of Japanese theme and sushi restaurants, today announced that it has hired David Flanery as Chief Financial Officer, effective immediately. Formerly Chief Financial Officer at Papa John’s International Inc., Mr. Flanery will be based in Miami and report directly to Richard Stockinger, Chairman, President and Chief Executive Officer of Benihana Inc. He replaces Gene R. Baldwin, who has served as Interim Chief Financial Officer since January 2010 and who will continue in a transition role for a brief period.

Mr. Stockinger said, “We are thrilled to be adding David to the Benihana management team. His deep, wide-ranging experience as a senior financial executive at a public restaurant company will help us build on the momentum we have generated over the last two years and continue to prepare for a new phase of growth. I would like to thank Gene Baldwin for his important contributions to the Company. We wish him nothing but the best in the future.”

Mr. Flanery is a seasoned restaurant executive with 17 years of experience at Papa John’s, a period that saw the company grow from a regional chain of 400 restaurants to a global brand with 3,700 restaurants in all 50 states and 32 countries. From 2004 to 2011, he was Chief Financial Officer, overseeing all finance functions, including SEC reporting, treasury management and investor relations. During that time, he had added responsibility for international operations for approximately three years.  Prior to becoming CFO, he held senior finance positions at Papa John’s with additional responsibility, at various times, for information systems and supply chain. Before joining Papa John’s in 1994, he spent 15 years with Ernst & Young, where he rose from Staff Accountant to Senior Manager. Mr. Flanery is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the University of Kentucky.

Mr. Flanery said, “This is a tremendous opportunity. I have watched the recent turnaround at Benihana Inc. with admiration, and I am looking forward to working with the Company’s talented management team and employees to help it reach its considerable potential.”

During his tenure at Benihana Inc., Mr. Baldwin retained his position as partner at consulting firm CRG Partners Group, LLC, and he will resume that role on a full-time basis following the transition period.

About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ GS: BNHN, BNHNA) is the nation's leading operator of Japanese theme and sushi restaurants with 96 restaurants nationwide, including 63 Benihana restaurants, eight Haru sushi restaurants and 25 RA Sushi restaurants. In addition, 18 franchised Benihana restaurants are operating in the United States, Latin America and the Caribbean. To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact

Jeremy Fielding/James David
Kekst and Company
(212) 521-4800